Filed Pursuant to Rule 424(b)(7)
Registration File No. 333-282225

PROSPECTUS SUPPLEMENT

12,770,000 Shares

Diamondback Energy, Inc.

Common Stock
This prospectus supplement relates to the resale of up to an aggregate of 12,770,000 shares of common stock of Diamondback Energy, Inc., a Delaware corporation, by the securityholders named in this prospectus supplement (the “selling stockholders”). We are not selling any shares of our common stock under this prospectus supplement and we will not receive any of the proceeds from the sale of shares by the selling stockholders. Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “FANG.” On September 18, 2024, the last reported sale price for our common stock was $178.12 per share.
We intend to purchase from the underwriters 2,000,000 shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders, as part of our existing stock repurchase program (the “Share Repurchase”). The underwriters will not receive any compensation for the shares of common stock being repurchased by us, and any shares bought in the Share Repurchase will thereafter cease to be outstanding and will be retained as treasury shares or cancelled. See “Share Repurchase”.
Certain of the selling stockholders have granted the underwriters an option to purchase on a pro rata basis up to an aggregate additional 1,615,500 shares of common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement (the “underwriters’ option”). We will not receive any of the proceeds from the sale of shares by the selling stockholders pursuant to any exercise of the underwriters’ option.
Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those contained in the accompanying prospectus and in the documents incorporated by reference herein.

	Per Share	Total
Public offering price	$178.00	$2,273,060,000.00
Underwriting discount(1)	$2.892500	$31,152,225.00
Proceeds, before expenses, to the selling stockholders	$175.1075	$2,236,122,775.00

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
References to “underwriters” in this prospectus supplement refer to the underwriters named in the “Underwriting” section of this prospectus supplement.
The underwriters expect to deliver the shares against payment on or about September 23, 2024.
Book-Running Managers

Evercore ISI	Citigroup	J.P. Morgan

The date of this prospectus supplement is September 19, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that was filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In addition, in this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.
You should rely only on the information contained in this prospectus supplement and in the accompanying prospectus, including any information incorporated by reference. Neither we, the selling stockholders nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus supplement and accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
When used in this prospectus supplement or in the accompanying prospectus, the terms “Diamondback,” the “Company,” “our,” “we,” or “us” refer to Diamondback Energy, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow and financial position; reserve estimates and our ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of future performance and our actual outcomes could differ materially from what we have expressed in our forward-looking statements.
Factors that could cause our outcomes to differ materially include (but are limited to) the following:
•	changes in supply and demand levels for oil, natural gas and natural gas liquids, and the resulting impact on the price for those commodities;
•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;
•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments;
•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector;
•	regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits;
•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;
•	physical and transition risks relating to climate change;
•
restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•	significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;
•	changes in U.S. energy, environmental, monetary and trade policies;
•
conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development operations and our environmental and social responsibility projects;

•	challenges with employee retention and an increasingly competitive labor market;
•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services;
•	changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management or the impact of global climate change);

•
security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids;
•
failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks or the inherent uncertainties in predicting reserve and reservoir performance;

•	difficulty in obtaining necessary approvals and permits;
•	severe weather conditions;
•	acts of war or terrorist acts and the governmental or military response thereto;
•	changes in the financial strength of counterparties to our credit agreement and hedging contracts;
•	changes in our credit rating;
•	risks related to our completed acquisition of Endeavor Parent, LLC (“Endeavor”);
•	the other risk factors discussed in the section of this prospectus supplement entitled “Risk Factors”; and
•	other factors disclosed in our Annual Report on Form 10-K, any of our Quarterly Reports on Form 10-Q or any of our current reports on Form 8-K.
In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus. All forward-looking statements speak only as of the date of this prospectus supplement or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus, or documents incorporated by reference herein and therein, and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are an independent oil and natural gas company focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. We report operations in one reportable segment, the upstream segment.
Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701 and our telephone number is (432) 221-7400. Our common stock is listed on Nasdaq under the trading symbol “FANG.” Our website address is www.diamondbackenergy.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.
Recent Developments
Share Repurchase
We regularly evaluate alternatives to deliver value to our stockholders and optimize our capital structure, including alternatives that utilize our existing stock repurchase program. On September 18, 2024, our board of directors approved increasing the total authorized repurchases under the our existing common stock repurchase program from $4 billion to $6 billion. As of September 18, 2024, we had repurchased 20,257,528 shares of common stock under the common stock repurchase program at an average share price of $127.00 for a total cost of approximately $2.57 billion. We intend to purchase from the underwriters 2,000,000 shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders, as part of our existing stock repurchase program.
The terms and conditions of the Share Repurchase were reviewed and approved by the audit committee of our board of directors, comprised of independent and disinterested directors. The Share Repurchase will be made under our existing share repurchase program and will reduce the remaining amount available for purchase. The Share Repurchase will be funded from our existing cash on hand. The underwriters will not receive any compensation for the shares being repurchased by us. See “Share Repurchase”.
Endeavor Acquisition
On September 10, 2024, we completed our acquisition of Endeavor. Following the acquisition, we have approximately 831,000 net acres and 816 Mboe/d of net production. We expect to achieve significant operational synergies resulting from our lower existing capital cost structure. Further our enhanced free cash flow profile resulting from the acquisition will allow for rapid debt reduction which, together with the increased size and scale of operations, is expected to enhance our credit ratings and lower cost of capital.
For the three months ended June 30, 2024, our net cash provided by operating activities was $1,529 million and for the six months ended June 30, 2024, our net cash provided by operating activities was $2,863 million. As of June 30, 2024, our total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) was $11,169 million, and our total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) of our consolidated subsidiary, Viper Energy, Inc. (“Viper”), was $1,007 million.
For the three months ended June 30, 2024, our Free Cash Flow (as defined and reconciled below) was $816 million ($4.58 per share), and our Adjusted Free Cash Flow (as reconciled and defined below) was $841 million ($4.72 per share). For the six months ended June 30, 2024, our Free Cash Flow was $1,607 million, and our Adjusted Free Cash Flow was $1,632 million.

As of June 30, 2024, after giving effect to our acquisition of Endeavor, we had pro forma consolidated total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) of $13.2 billion and pro forma consolidated cash and cash equivalents (excluding amounts held by Viper) of $292 million, resulting in pro forma consolidated net debt (as defined and reconciled below) of $12.9 billion.
The summary unaudited pro forma information included in this prospectus supplement should be read in conjunction with (i) our separate historical consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2024 and (ii) Endeavor’s historical audited consolidated financial statements and notes thereto as of December 31, 2023 and 2022 and for the fiscal year ended December 31, 2023 (which are included in our Current Report on Form 8-K filed on April 8, 2024) and Endeavor’s historical unaudited consolidated financial statements for the six months ended June 30, 2024 (which are included in our Current Report on Form 8-K/A filed on September 19, 2024), each of the foregoing of which are incorporated by reference into this prospectus statement. Additionally, the summary unaudited pro forma information included in this prospectus supplement should be read in conjunction with the more detailed unaudited pro forma combined financial statements, including the notes thereto, which are included in our Current Report on Form 8-K/A filed on September 19, 2024, and are incorporated by reference into this prospectus supplement. See “Information Incorporated By Reference”.
Non-GAAP Financial Measures
We define Free Cash Flow, a non-GAAP financial measure, as cash flow from operating activities before changes in working capital and dividends, less cash capital expenditures. We believe that Free Cash Flow is useful to investors as it provides measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. Our computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. We use Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by our Board of Directors.
The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:
Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
	2024	2024
Net cash provided by operating activities	$1,529	$2,863
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	50	74
Income tax receivable	—	69
Prepaid expenses and other current assets	—	13
Accounts payable and accrued liabilities	15	100
Income taxes payable	(85)	(36)
Revenues and royalties payable	49	26
Other	47	9
Total working capital changes	76	255
Operating cash flow before working capital changes	1,453	1,258
Drilling, completions and infrastructure additions to oil and natural gas properties	(636)	(681)
Additions to midstream assets	(1)	(30)
Total Cash CAPEX	(637)	(711)
Free Cash Flow	816	547
Treasury locks	25	—
Adjusted Free Cash Flow	$841	$1,632

We define the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) less cash and cash equivalents (excluding amounts held by Viper). Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. We use net debt to determine the our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position because we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.
Pro Forma Net Debt
(unaudited, in millions)

June 30, 2024
Diamondback Energy, Inc.(1)(2)	$12,168
Viper Energy, Inc.(1)	1,007
Total debt	13,175
Cash and cash equivalents(3)	(292)
Net debt	$12,883

(1)	Excludes debt issuance costs, discounts, premiums and fair value hedges.
(2)	Reflects $1.0 billion of borrowings from the Term Loan Credit Agreement with Diamondback E&P LLC, as borrower, and Citibank, N.A., as administrative agent, entered into on February 29, 2024.
(3)	Excludes amounts held by Viper Energy, Inc.

RISK FACTORS
Investment in our common stock involves certain risks. You should carefully consider the factors described in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024 and in subsequent filings we make with the SEC, including those incorporated by reference into this prospectus supplement or the accompanying prospectus, before investing in our common stock. We also include in this prospectus supplement below a description of other risk factors that are applicable to the offering contemplated hereby. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”
Sales or the availability for sale of a substantial number of shares of our common stock in the public market could cause our stock price to be volatile or fall.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could abruptly depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 12, 2024, 294,742,493 shares of our common stock were outstanding, of which 116,072,071 shares are held by the selling stockholders. We, our directors, our executive officers and the selling stockholders have agreed that, for a period of 45 days (in the case of us, our executive officers and our directors) or for a period of 170 days (in the case of the selling stockholders) after the date of this prospectus supplement, we, our directors, certain of our officers and the selling stockholders will not, without the prior written consent of Evercore Group L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, dispose of any shares of Diamondback common stock or any securities convertible into or exchangeable for Diamondback common stock, subject to certain exceptions. See “Underwriting”.
Following the expiration of the aforementioned lock-up period, all of the issued and outstanding shares of our common stock will be eligible for future sale. Evercore Group L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may, in their sole discretion, release all or any portion of the shares subject to lock-up agreements at any time and for any reason.
We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or any other equity securities for future sale or issuance, will have on the trading price of our common stock.
The availability for sale of a large number of shares of our common stock in the public market upon expiration of the aforementioned lock-up agreements, or the early release of any lock-up agreements, could increase the potential for stock price volatility or cause the price of our common stock to decline. Even if we put strategies in place to attempt to address potential or actual volatility, the effectiveness of such strategies is uncertain.
The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.
The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; future sales by us or our subsidiaries of equity, equity-related or debt securities; the amount, if any, of dividends that we pay on our common stock; anticipated or pending investigations, proceedings or litigation that involve or affect us; changes in supply and demand levels for oil, natural gas and natural gas liquids, and the resulting impact on the price for those commodities; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector; and the other factors disclosed under in our Annual Report on Form 10-K, any of our Quarterly Reports on Form 10-Q or any of our current reports on Form 8-K. In addition, the U.S. and global securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock.

THE OFFERING

Issuer	Diamondback Energy, Inc.
Common stock offered by the selling stockholders	12,770,000 shares (or 14,385,500 shares if the underwriters exercise their option to purchase additional shares in full as described below).
Option to purchase additional shares
Certain of the selling stockholders have granted the underwriters an option exercisable for 30 days from the date of this prospectus supplement to purchase on a pro rata basis up to an additional 1,615,500 shares of common stock from the selling stockholders.

Share Repurchase
We intend to purchase from the underwriters 2,000,000 shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders, as part of our existing stock repurchase program. The underwriters will not receive any compensation for the shares being repurchased by us in the Share Repurchase. See “Share Repurchase.”

Common stock to be outstanding immediately after the offering and the Share Repurchase	292,742,493 shares (assuming we repurchase 2,000,000 shares in the Share Repurchase).
Use of proceeds
All of the shares of common stock being offered under this prospectus supplement are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Dividend
We last declared a dividend of $2.34 per share of our common stock to holders of record as of August 15, 2024, which was paid on August 22, 2024. As of the date of this prospectus supplement, we have not declared any further dividends.

Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Symbol	FANG

The number of shares of common stock that will be outstanding immediately after this offering and the Share Repurchase set forth above is based on 294,742,493 shares of common stock outstanding as of September 12, 2024.

SHARE REPURCHASE
We intend to purchase from the underwriters 2,000,000 shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders as part of our existing stock repurchase program. The terms and conditions of the Share Repurchase were reviewed and approved by the audit committee of our board of directors, comprised of independent and disinterested directors. The Share Repurchase will reduce the remaining amount available for purchase under the program. The Share Repurchase will be funded from our existing cash on hand. The underwriters will not receive any compensation for the shares being repurchased by us.

USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. We have agreed to pay certain expenses relating to this offering under the terms of the Stockholders Agreement. See “Selling Stockholders.”

SELLING STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of September 12, 2024, before and after giving effect to this offering by the selling stockholders.
For purposes of the below table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.
We prepared the below table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Percentage computations are based on 294,742,493 shares of our common stock outstanding as of September 12, 2024 and do not give effect to the Share Repurchase.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Before the Offering		Shares of Common Stock to be Sold in the Offering (Assuming Underwriters’ Option is Not Exercised)(1)	Shares of Common Stock Beneficially Owned After the Offering (Assuming Underwriters’ Option is Not Exercised)(2)		Shares of Common Stock to be Sold in the Offering (Assuming Underwriters’ Option is Exercised in Full)(3)	Shares of Common Stock Beneficially Owned After the Offering (Assuming Underwriters’ Option is Exercised in Full)(4)
	Number	Percent**	Number	Number	Percent**	Number	Number	Percent**
ACS Capital Holdings, LP(5)	11,726,706	3.98%	1,183,631	10,543,075	3.6%	1,348,510	10,378,196	3.5%
Endeavor Manager, LLC(6)	1,172,670	*	118,363	1,054,307	*	134,851	1,037,819	*
SFT 1 Holdings, LLC(7)	65,901,678	22.4%	6,651,748	59,249,930	20.1%	7,578,332	58,323,346	19.8%
SFT 2 Holdings, LLC(8)	36,098,503	12.2%	3,643,588	32,454,915	11.0%	4,151,137	31,947,366	10.8%
Linda C. Stephens(9)	1,172,693	*	1,172,670	23	*	1,172,670	23	*
Total	116,072,250	39.4%	12,770,000	103,302,250	35.0%	14,385,500	101,686,750	34.5%

*	Less than 1%
**	Component percentages do not add to total percentages due to rounding.
(1)	Represents the number of shares offered by the selling stockholders pursuant to this prospectus supplement, assuming the underwriters’ option is not exercised.
(2)
Assumes that each selling stockholder disposes of all of the shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares of our common stock. This also gives effect to the Share Repurchase.

(3)	Represents the number of shares offered by the selling stockholders pursuant to this prospectus supplement, assuming the underwriters’ option is exercised in full.
(4)
Assumes that each selling stockholder disposes of all of the shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares of our common stock. This also gives effect to the Share Repurchase.

(5)
Consists of 11,726,706 shares of common stock owned directly by ACS Capital Holdings, LP, a Texas limited partnership (“ACS Holdings”), the sole limited partner of which is Autry Stephens Management Trust dated March 20, 2018, as amended (“Management Trust”). ACS Capital Management, LLC (“ACS Management”), a Delaware limited liability company, is the general partner of ACS Holdings. Ms. Lyndal Stephens Greth (“Ms. Greth”) is the sole trustee of the Management Trust and the sole manager of ACS Management and has voting and dispositive power over the shares held directly by ACS Holdings. The address of Management Trust is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.

(6)
Consists of 1,172,670 shares owned directly by Endeavor Manager, LLC (“Endeavor Manager”), the sole member of which is ACS Holdings. ACS Management is the general partner of ACS Holdings. Ms. Greth is the sole trustee of the Management Trust and the sole manager of ACS Management and has voting and dispositive power over the shares held directly by Endeavor Manager. The address of Management Trust is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.

(7)
Consists of 65,901,678 shares of common stock held directly by SFT 1 Holdings, LLC, a Delaware limited liability company (“SFT 1 Holdings”), the sole member of which is the Stephens Family Trust dated June 20, 2007 (“Stephens Family Trust”), and the manager of which is SFT Management, LLC, a Delaware limited liability company (“SFT Management”). Ms. Greth is sole manager of SFT Management and the co-trustee and the Investment Direction Adviser of the Stephens Family Trust and has voting and dispositive power over the shares held directly by SFT 1 Holdings. The address of the Stephens Family Trust is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.
(8)
Consists of 36,098,503 shares of common stock held directly by SFT 2 Holdings, LLC, a Delaware limited liability company (“SFT 2 Holdings”), the sole member of which is the Stephens Family Trust #2 dated March 3, 2012 (“Stephens Family Trust #2”), and the manager of which is SFT Management. Ms. Greth is sole manager of SFT Management and the co-trustee and the Investment Direction Adviser of the Stephens Family Trust #2 and has voting and dispositive power over the shares held directly by SFT 2 Holdings. The address of the Stephens Family Trust #2 is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.

(9)
All of the shares held by Linda C. Stephens that are the subject of the registration statement pursuant to which this offering is made are to be sold in this offering, regardless of whether the underwriters’ option is exercised.

Material Relationships with the Selling Stockholders
The shares of our common stock being sold under this prospectus supplement were acquired from us on September 10, 2024 in connection with the closing of our acquisition of Endeavor pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 11, 2024 and amended on March 18, 2024, by and among us, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC, Endeavor Manager (solely for purposes of certain sections set forth therein) and Endeavor. At the closing of our acquisition of Endeavor, we entered into a Stockholders Agreement, dated as of September 10, 2024 (the “Stockholders Agreement”), with the selling stockholders or their applicable holding entities listed in the table above.
For more information on the terms of the Stockholders Agreement and our material relationships with the selling stockholders, please refer to the section entitled “Selling Stockholders” in the accompanying prospectus, which constitutes part of this prospectus supplement, and the full text of the Stockholders Agreement, which is included as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 10, 2024, and is incorporated by reference herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock sold pursuant to this offering. This discussion does not address all aspects of U.S. federal income tax considerations relating thereto. This discussion also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, nor under U.S. federal gift and estate tax laws, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor the Foreign Account Tax Compliance Act. For the purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.
We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does this discussion consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), tax-exempt organizations, banks or other financial institutions, insurance companies, brokers, regulated investment companies, real estate investment trusts, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, holders subject to the alternative minimum tax, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an IRS ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock
Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange, or Other Disposition of Our Common Stock.”
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence or (b) a properly executed IRS Form W-8ECI stating that the dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Gain on Sale, Exchange, or Other Disposition of Our Common Stock
Subject to the discussion below under “Information Reporting and Backup Withholding”, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:
•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) (or such lower rate as may be specified by an applicable income tax treaty) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•
our common stock constitutes a U.S. real property interest (as defined in the Code and applicable U.S. Treasury Regulations) because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we currently are a United States real property holding corporation. If we are or become a United States real property holding corporation, provided that our common stock is regularly traded on an established securities market, within the meaning of applicable Treasury Regulations, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Regardless of whether our common stock is currently treated as being regularly traded on an established securities market within the meaning of the applicable U.S. Treasury Regulations, no assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder the gross amount of distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. A non-U.S. holder generally will be subject to backup withholding (currently at a rate of 24%) on dividends paid with respect to such non-U.S. holder’s shares of our common stock unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption.
Information reporting and backup withholding generally are not required with respect to any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside of the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and may also be required to backup withhold on such proceeds unless such non-U.S. holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker with certain specified connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is not a United States person (as defined in the Code) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)).
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Evercore Group L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as the underwriters in this offering. Under the terms and subject to the conditions contained in the underwriting agreement to be entered into in connection with this offering, the selling stockholders identified in this prospectus supplement have agreed to sell, and the underwriters have severally agreed to purchase from the selling stockholders, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Evercore Group L.L.C.	4,256,668
Citigroup Global Markets Inc.	4,256,666
J.P. Morgan Securities LLC.	4,256,666
Total	12,770,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased.
Certain of the selling stockholders have granted the underwriters the option to purchase from time to time on a pro rata basis all or less than all of an additional 1,615,500 shares of common stock, less the underwriting discounts and commissions and on the same terms and conditions set forth below, within 30 days from the date of this prospectus supplement.
The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $1.73550 per share. After the initial offering of the shares of common stock, the underwriters may change the public offering price and concession.
The following table summarizes the compensation and estimated expenses the selling stockholders will pay:

	Per Share	Total Without Exercise	Total With Exercise
Underwriting Discounts and Commissions to be paid by the selling stockholders	$2.892500	$31,152,225	$35,825,058.75

Subject to the completion of this offering and as part of our stock repurchase program described in this prospectus supplement, we have agreed to purchase 2,000,000 shares of our common stock that are subject to this offering from the underwriters at a price per share equal to the price per share paid by the underwriters to the selling stockholders in this offering. No underwriting fee, discount or commission will be paid to the underwriters with respect to the shares repurchased by us in this offering. The closing of the stock repurchase is contingent on the consummation of this offering. In addition, the closing of this offering is conditioned on the satisfaction or waiver of various conditions.
Pursuant to the Stockholders Agreement, we agreed to pay certain expenses relating to the registration, offering and listing of these shares, including the expenses of this offering, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. We estimate that our out-of-pocket expenses for this offering will be approximately $1,000,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000 as set forth in the underwriting agreement.
The selling stockholders will receive all of the proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering.
In connection with this offering, we agreed that, subject to certain exceptions, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Evercore Group L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC for a period of 45 days after the date of this prospectus supplement. Notwithstanding the foregoing, and in addition to other customary exceptions, we may (i) file a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date of this prospectus supplement, to require us to file such registration statement or prospectus after 15 days from the date of this prospectus supplement, (ii) issue shares of our common stock in connection with any bona fide acquisition of assets, business or companies and filing of any S-4 in connection therewith after 15 days from the date of this prospectus supplement, and (iii) file any registration statement on Form S-8.
Our executive officers, directors and the selling stockholders have agreed that, without the prior written consent of Evercore Group L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, for a period of 45 days (in the case of our executive officers and directors) or for a period of 170 days (in the case of the selling stockholders) after the date of this prospectus supplement, subject to certain exceptions, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock, or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, and in addition to other customary exceptions, our executive officers and directors may (i) sell up to 300,000 shares of our common stock during this period, (ii) transfer shares of our common stock to us pursuant to agreements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, (iii) transfer shares of our common stock pursuant to an order of a regulatory agency or a court in connection with a divorce settlement, provided that the recipient agree to be bound in writing by the terms of the lock-up agreement, (iv) transfer shares of our common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock and (v) sell shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock made pursuant to a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act that is in existence as of the date of the lock-up agreement.
We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. The underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than could be purchased under the underwriting agreement, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the shares originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

•
In passive market making a market maker in the common stock who is an underwriter or prospective underwriter may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares of common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the EU Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators/Bookrunners for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of shares of common stock shall result in a requirement for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of Evercore Group L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (collectively, the “Representatives”) and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the Representatives has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Representatives of such fact in writing may, with the prior consent of the Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Representatives of such fact in writing may, with the prior consent of the Representatives, be permitted to acquire shares of common stock in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any shares of common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators/Bookrunners for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)
provided that no such offer of shares of Common stock shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of Common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Representatives and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any shares of Common stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of Common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the Representatives has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Representatives of such fact in writing may, with the prior consent of the Representatives, be permitted to acquire shares of Common stock in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common stock.
This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The shares of Common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of Common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland
Our Common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our Common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, our company or our Common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our Common stock will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our Common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our Common stock.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus supplement. This prospectus supplement and accompanying prospectus are part of the registration statement, but do not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus supplement and accompanying prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus supplement or accompanying prospectus and does not constitute part hereof or thereof.

INFORMATION INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below that we have filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 2, 2024 and August 7, 2024;
•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2024;

•
our Current Reports on Form 8-K filed with the SEC on February 12, 2024, March 6, 2024, March 18, 2024, April 8, 2024, April 12, 2024, April 18, 2024 (both reports), April 29, 2024, June 12, 2024, September 10, 2024 and September 19, 2024 and our Current Report on Form 8-K/A filed with the SEC on September 19, 2024 (in each case other than documents or portions of those documents deemed to be furnished but not filed);

•	the description of our common stock contained in our Form 8-A filed with the SEC on October 11, 2012, including any amendment or reports filed for the purpose of updating such description; and
•
the sections titled “Risk Factors — Risks Relating to the Combined Company” and “Risk Factors — Risks Relating to Endeavor” contained in our prospectus supplement filed pursuant to Rule 424(b)(2) with the SEC on April 11, 2024 to our Registration Statement on Form S-3 (File No. 333-268495), filed with the SEC on November 21, 2022.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus supplement and prior to the completion of the offering under this prospectus supplement, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into this prospectus supplement or the accompanying prospectus.
Copies of any of the documents we file with the SEC may be obtained free of charge on the SEC’s website, our website, by contacting Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or by calling (432) 221-7400.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement or accompanying prospectus to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Gibson, Dunn & Crutcher LLP, Houston, Texas, is acting as counsel for the selling stockholders. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Austin, Texas.
EXPERTS
The audited financial statements of Diamondback Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Endeavor Parent, LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Diamondback Energy, Inc. is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2023. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2023. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Endeavor is based upon estimates of such reserves, future production and income prepared by Netherland, Sewell and Associates, Inc. as of December 31, 2023, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.

Prospectus
Up to 117,267,065 Shares

Diamondback Energy, Inc.

Common Stock
This prospectus relates to the proposed resale from time to time of up to 117,267,065 shares of common stock, par value $0.01 per share (the “common stock”) of Diamondback Energy, Inc. (the “Company,” “Diamondback,” “our,” “we,” or “us”) by the securityholders named in this prospectus or certain transferees (as described in this prospectus) (the “selling stockholders”).
The shares of our common stock covered by this prospectus were acquired from us on September 10, 2024 in connection with the closing of our acquisition of Endeavor Parent, LLC (“Endeavor”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 11, 2024 and amended on March 18, 2024, by and among us, Eclipse Merger Sub I, LLC, Eclipse Merger Sub II, LLC, Endeavor Manager, LLC (solely for purposes of certain sections set forth therein) and Endeavor.
The selling stockholders may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholders.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “FANG.” On September 18, 2024, the closing sale price for our common stock was $178.12 per share. Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 19, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process. Using this process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
When used in this prospectus or in any supplement to this prospectus, the terms “Diamondback,” the “Company,” “our,” “we,” or “us” refer to Diamondback Energy, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including documents incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow and financial position; reserve estimates and our ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this prospectus or in documents incorporated by reference herein, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of future performance and our actual outcomes could differ materially from what we have expressed in our forward-looking statements.
Factors that could cause our outcomes to differ materially include (but are limited to) the following:
•	changes in supply and demand levels for oil, natural gas and natural gas liquids, and the resulting impact on the price for those commodities;
•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;
•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic or diplomatic developments;
•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector;
•	regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits;
•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;
•	physical and transition risks relating to climate change;
•
restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•	significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;
•	changes in U.S. energy, environmental, monetary and trade policies;
•
conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development operations and our environmental and social responsibility projects;

•	challenges with employee retention and an increasingly competitive labor market;
•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services;
•	changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management or the impact of global climate change);

•
security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids;
•
failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks or the inherent uncertainties in predicting reserve and reservoir performance;

•	difficulty in obtaining necessary approvals and permits;
•	severe weather conditions;
•	acts of war or terrorist acts and the governmental or military response thereto;
•	changes in the financial strength of counterparties to our credit agreement and hedging contracts;
•	changes in our credit rating;
•	risks related to our acquisition of Endeavor;
•	the other risk factors discussed in the section of this prospectus entitled “Risk Factors”; and
•	other factors disclosed under in our Annual Report on Form 10-K, any of our Quarterly Reports on Form 10-Q or any of our current reports on Form 8-K.
In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

OUR COMPANY
We are an independent oil and natural gas company focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. We report operations in one reportable segment, the upstream segment.
Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701 and our telephone number is (432) 221-7400. Our common stock is listed on Nasdaq under the trading symbol “FANG.” Our website address is www.diamondbackenergy.com. Information contained on our website does not constitute part of this prospectus.
Recent Developments
Endeavor Acquisition
On September 10, 2024, we acquired 100% of the equity interests of Endeavor (the “Acquisition”). The consideration for the Acquisition consisted of, in the aggregate, (i) approximately $7.1 billion in cash (subject to certain customary post-closing adjustments in accordance with the terms of the Merger Agreement) and (ii) 117,267,065 shares of our common stock. We funded the cash portion for the Acquisition with a combination of cash on hand, borrowings under our revolving credit facility and net proceeds from our previously reported $5.5 billion senior notes offering completed on April 18, 2024. The shares our common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.
At the closing of the Acquisition, we entered into a Stockholders Agreement with the selling stockholders, dated as of September 10, 2024 (the “Stockholders Agreement”). See “Selling Stockholders – Stockholders Agreement” for additional information.

RISK FACTORS
Investment in our common stock involves certain risks. You should carefully consider the factors described in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024 and in subsequent filings we make with the SEC, including those incorporated by reference into this prospectus, before investing in our common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the shares of common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time, in one or more offerings, up to an aggregate of 117,267,065 shares of our common stock for their own account. We have prepared this prospectus and the registration statement of which it is a part to fulfill our registration requirements under the Merger Agreement and Stockholders Agreement with respect to an aggregate of 117,267,065 shares of our common stock that were issued on September 10, 2024 in connection with the closing of the Acquisition.
Pursuant to the terms of the Stockholders Agreement, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus filed by us.
As used herein, the term “selling stockholder” includes the stockholders listed in the table below and certain affiliates and permitted transferees having registration rights under the terms of the Stockholders Agreement. This prospectus does not cover subsequent sales of common stock purchased from the selling stockholders or by any person who does not have registration rights under the Stockholders Agreement.
The following table sets forth the maximum number of shares of our common stock that may be sold by each selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by the selling stockholders in this prospectus, if at all. The table also sets forth the name of each selling stockholder, the nature of any position, office or other material relationship which such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to such shares.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percent(3)	Number	Number	Percent(3)
Autry Stephens Management Trust dated March 20, 2018(4)	12,899,376	4.4%	12,899,376	—	—
Linda C. Stephens	1,172,693	*	1,172,670	23	*
Stephens Family Trust dated June 20, 2007(5)	65,901,678	22.4%	65,901,525	156	—
Stephens Family Trust #2 dated March 3, 2012(6)	36,098,503	12.2%	36,098,477	26	—
Wolfrock Energy, LLC(7)	1,195,017	*	1,195,017	—	—
Total	117,267,267	39.8%	117,267,065	202	*

*	Less than 1%
(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)	Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of our common stock.
(3)
Percentage of beneficial ownership is based upon 294,742,493 shares of common stock outstanding as of September 12, 2024. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(4)
Consists of (i) 11,726,706 shares of common stock owned directly by ACS Capital Holdings, LP, a Texas limited partnership (“ACS Holdings”), the sole limited partner of which is Autry Stephens Management Trust dated March 20, 2018, as amended (“Management Trust”), and (ii) 1,172,670 shares owned directly by Endeavor Manager, LLC (“Endeavor Manager”), the sole member of which is ACS Holdings. ACS Capital Management, LLC (“ACS Management”), a Delaware limited liability company, is the general partner of ACS Holdings. Lyndal Stephens Greth (“Ms. Greth”) is the sole trustee of the Management Trust and the sole manager of ACS Management and has voting and dispositive power over the shares held directly by ACS Holdings and Endeavor Manager. The address of Management Trust is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.

(5)
Consists of 65,901,678 shares of common stock held by SFT 1 Holdings, LLC, a Delaware limited liability company (“SFT 1 Holdings”), the sole member of which is the Stephens Family Trust dated June 20, 2007 (“Stephens Family Trust”), and the manager of which is SFT Management, LLC, a Delaware limited liability company (“SFT Management”). Ms. Greth is sole manager of SFT Management and the co-trustee and the Investment Direction Adviser of the Stephens Family Trust and has voting and dispositive power over the shares held directly by SFT 1 Holdings. The address of the Stephens Family Trust is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.

(6)
Consists of 36,098,503 shares of common stock held by SFT 2 Holdings, LLC, a Delaware limited liability company (“SFT 2 Holdings”), the sole member of which is the Stephens Family Trust #2 dated March 3, 2012 (“Stephens Family Trust #2”), and the manager of which is SFT Management. Ms. Greth is sole manager of SFT Management and the co-trustee and the Investment Direction Adviser of the Stephens Family Trust #2 and has voting and dispositive power over the shares held directly by SFT 2 Holdings. The address of the Stephens Family Trust #2 is c/o Kevin T. Keen, Esq., Katten Muchin Rosenman LLP, 2121 N. Pearl Street, Suite 1100, Dallas, TX 75201.

(7)
Consists of 1,195,017 shares of common stock held directly by Wolfrock Energy, LLC, a Texas limited liability company. Charles A. Meloy is the sole manager and has voting and dispositive power over the shares of common stock of Wolfrock Energy, LLC. The address of Wolfrock Energy, LLC is 29 S. Parkgate Circle, Shenandoah, TX 77381.

Stockholders Agreement
At the closing of the Acquisition, we entered into the Stockholders Agreement with the selling stockholders or their applicable holding entities listed in the above table (the “Endeavor Stockholders”). The Stockholders Agreement provides the Endeavor Stockholders (through approval of holders of a majority of the total number of shares of common stock held by the Endeavor Stockholders) with the right to propose for nomination four directors for election to our board of directors if the Endeavor Stockholders beneficially own at least 25% of the outstanding shares of our common stock, two directors if they beneficially own at least 20% but less than 25% of the outstanding shares of our common stock, and one director if they beneficially own at least 10% but less than 20% of the outstanding shares of our common stock, in each case subject to certain qualification requirements for such directors.
The Endeavor Stockholders are subject to certain transfer (described below), standstill and voting restrictions under the Stockholders Agreement, and we are restricted from taking certain limited actions without the consent of the holders of a majority of the shares of our common stock held by the Endeavor Stockholders.
Under the Stockholders Agreement, we have agreed to provide the Endeavor Stockholders with certain registration rights. In particular, the Endeavor Stockholders will be entitled to make up to three registration demands for an underwritten shelf take-down to sell all or a portion of their Registrable Securities (defined below) in any calendar year for so long as they beneficially own Registrable Securities having a value, in the aggregate, of more than $2,000,000,000 and the gross proceeds from such registration are reasonably expected to be more than $500 million. In addition, the selling stockholders have “piggy-back” registration rights to include their Registrable Securities in other registration statements filed and other underwritten offerings conducted by us.
“Registrable Securities” means the shares of our common stock issued in the Acquisition, and any securities into which such shares of common stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction involving us; provided, however, that Registrable Securities will cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) have been transferred or sold to any person to whom the rights under the Stockholders Agreement are not assigned in accordance with the Stockholders Agreement or (iv) cease to be outstanding. Notwithstanding the foregoing, any securities held by any selling stockholder that together with its affiliates beneficially owns less than 2% of such class or series of securities and that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities.
Transfer Restrictions
Under the terms of the Stockholders Agreement, the Endeavor Stockholders are subject to certain restrictions on the transfer of the shares of our common stock they received as merger consideration in the Acquisition (the “closing common shares”). The Endeavor Stockholders are restricted from transferring (other than in certain permitted transfers) closing common shares in excess of:
•	10% of the closing common shares in the aggregate until the date that is the six month anniversary of the closing of the Acquisition (i.e. March 10, 2025);
•	33.4% of the closing common shares in the aggregate until the date that is the 12 month anniversary of the closing of the Acquisition (i.e. September 10, 2025); and
•	66.7% of the closing common shares in the aggregate until the date that is the 18 month anniversary of the closing of the Acquisition (i.e. March 10, 2026).
Additionally, until the date on which the Endeavor Stockholders cease to beneficially own more than 10% of the outstanding shares of our common stock in the aggregate, the Endeavor Stockholders may only transfer shares of our common stock if (x) in a transfer made directly on the Nasdaq or other securities exchange or counter without the use of underwriter(s), broker-dealer(s) or selling agent(s), the transferee is not, to the Endeavor Stockholders’ knowledge, a restricted person or any affiliate thereof; (y) in a transfer pursuant to an underwritten offering, broker-dealer or other selling agent, the Endeavor Stockholders have instructed the managing underwriter(s), broker-dealer(s) or selling agent(s), as applicable, not to transfer any shares of common stock to any restricted person; and (z) in any other transfer, including a privately negotiated transaction, the transferee is not a restricted person. A restricted person generally means a holder of 10% or more of the outstanding shares of our common stock (including any person that would become such a holder upon transfer), any exploration and production company with significant operations in the Permian Basin or any person that is a material supplier or customer of ours.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock, our certificate of incorporation and our bylaws are summaries thereof and are qualified by reference to our Second Amended and Restated Certificate of Incorporation (as amended, our “certificate of incorporation”) and our Fifth Amended and Restated Bylaws (our “bylaws”), copies of which have been filed with the SEC.
Authorized Capital Stock
As of the date of this prospectus, our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of shares of common stock shall be entitled to receive, pro rata, all the remaining assets of our company available for distribution to our stockholders after payment of our debts and after there shall have been paid to or set aside for the holders of capital stock ranking senior to common stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled.
Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to both the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and to any dividend restrictions contained in debt agreements. As of September 12, 2024, there were 294,742,493 shares of our common stock outstanding.
Preferred Stock
Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. The board of directors may fix for each series:
•	the distinctive serial designation and number of shares of the series;
•	the voting powers and the right, if any, to elect a director or directors;
•	the terms of office of any directors the holders of preferred shares are entitled to elect;
•	the dividend rights, if any;
•	the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;
•	the liquidation preferences and the amounts payable on dissolution or liquidation;
•	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the Company; and
•	any other terms or provisions which the board of directors is legally authorized to fix or alter.
We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. We currently have no outstanding preferred stock.

Related Party Transactions and Corporate Opportunities
Subject to the limitations of applicable law and our certificate of incorporation, among other things:
•
permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

•	permits our non-employee directors and their affiliates to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and
•
provides that if any of our non-employee directors or their affiliates become aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or his or her affiliate solely in his or her capacity as our director), that director will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to us or our stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
Undesignated preferred stock. The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
Stockholder meetings. Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called by (i) our Chairman of the Board, our Chief Executive Officer, or our board of directors pursuant to a resolution adopted by a majority of our board of directors, assuming there are no vacancies; or (ii) by our Chairman of the Board or our board following receipt by our Secretary of the written request (which request must comply with the requirements and procedures set forth in our bylaws) of one or more of our stockholders (acting on their own behalf and not by assigning or delegating their rights to any other person or entity) that together have continuously held, for their own accounts, beneficial ownership of at least 25% aggregate “net long position” (as such term is defined therein) in our issued and outstanding voting stock entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to us and at the special meeting date. Special meetings of our stockholders may not be called by any other person or persons.
Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.
Stockholder action by written consent. Our certificate of incorporation provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors, assuming there are no vacancies. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Additionally, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders.
The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Choice of Forum
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us pertaining to internal affairs of our corporation. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “FANG.”
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION
The selling stockholders, which term as used in this prospectus includes the selling stockholders listed in the table under the heading “Selling Stockholders” and permitted transferees, successors and assigns of the selling stockholders having registration rights pursuant to the Stockholders Agreement, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions, subject, in each case, to the terms of the Stockholders Agreement. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
Subject to the terms of the Stockholders Agreement, the selling stockholders may offer and sell shares of common stock in any one or more of the following ways:
•	sales on the Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•	over-the-counter sales or distributions;
•	to underwriters or dealers for resale to the public or to institutional investors;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date of this prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;
•	through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;
•	in option transactions;
•	through agents to the public or to institutional investors;
•	directly to a limited number of purchasers;
•	directly to institutional investors;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.

The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholders may enter into option, share lending or other types of hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Any selling stockholder will act independently of the Company in making decisions with respect to the timing manner and size of each sale of shares of common stock covered by this prospectus.
The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by such selling stockholders or borrowed from such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from such selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares of common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholders or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.
If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
The shares of common stock may be sold directly by the selling stockholders, or through agents designated by such selling stockholders from time to time. Any agent involved in the offer or sale of the shares of common stock in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholders to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the shares of common stock offered by this prospectus may be solicited, and sales of the shares of common stock may be made, by the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
In all cases, these purchasers must be approved by such selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of common stock are also being sold to underwriters, the selling stockholders must have sold to these underwriters the shares of common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by the selling stockholders in any offering of shares of common stock under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or such selling stockholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.
Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Any shares of common stock initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered shares of common stock are sold by the selling stockholders for public offering and sale may make a market in such shares of common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the shares of common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Pursuant to the Stockholders Agreement, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus filed by us.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus.
To the extent required pursuant to the Stockholders Agreement, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required by the Stockholders Agreement, we may add permitted transferees, successors and assigns by prospectus supplement in instances where the permitted transferee, successor or assign has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 2, 2024 and August 7, 2024;
•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2024;

•
our Current Reports on Form 8-K filed with the SEC on February 12, 2024, March 6, 2024, March 18, 2024, April 8, 2024, April 12, 2024, April 18, 2024 (both reports), April 29, 2024, June 12, 2024, September 10, 2024 and September 19, 2024 and our Current Report on Form 8-K/A filed with the SEC on September 19, 2024 (in each case other than documents or portions of those documents deemed to be furnished but not filed);

•	the description of our common stock contained in our Form 8-A filed with the SEC on October 11, 2012, including any amendment or reports filed for the purpose of updating such description; and
•
the sections titled “Risk Factors — Risks Relating to the Combined Company” and “Risk Factors — Risks Relating to Endeavor” contained in our prospectus supplement filed pursuant to Rule 424(b)(2) with the SEC on April 11, 2024 to our Registration Statement on Form S-3 (File No. 333-268495), filed with the SEC on November 21, 2022.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.
Copies of any of the documents we file with the SEC may be obtained free of charge on the SEC’s website, our website, by contacting Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or by calling (432) 221-7400.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS
The validity of the common stock being offered by the selling stockholders pursuant to this prospectus will be passed upon by Wachtell, Lipton, Rosen & Katz. In connection with particular offerings of the common stock in the future, and if stated in the applicable prospectus supplement, the validity of those the common stock may be passed upon for us by Wachtell, Lipton, Rosen & Katz, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The audited financial statements of Diamondback Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Endeavor Parent, LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Diamondback Energy, Inc. is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2023. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., is based upon estimates of such reserves, future production and income audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2023. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Endeavor is based upon estimates of such reserves, future production and income prepared by Netherland, Sewell and Associates, Inc. as of December 31, 2023, an independent petroleum engineering firm. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

12,770,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Book-Running Managers

Evercore ISI	Citigroup	J.P. Morgan

September 19, 2024